PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2027


                             Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $250,000,000


CUSIP Number:                 59018YBT7


Interest Rate:                7.08000%


Original Issue Date:          October 3, 2000


Stated Maturity Date:         October 3, 2005


Interest Payment Dates:       Pays April & Oct 3rd
                              0

Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        September 28, 2000